UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 13, 2005

Date of Report (Date of earliest event reported)

CAPTARIS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) As previously disclosed by Captaris, Inc. (the “Company”) on a Current Report on Form 8-K filed on April 19, 2005 (the “8-K”), the Company was notified by Deloitte & Touche LLP (“D&T”) on April 13, 2005 that D&T had declined to stand for reelection as the Company’s independent registered public accounting firm for the year ending December 31, 2005, subject to completion of its attestation report regarding the Company’s internal control over financial reporting and its review of the Company’s interim unaudited financial statements as of and for the three months ended March 31, 2005. This Amendment No. 1 to the 8-K (the “Form 8-K/A”) is being filed to report that D&T has completed its attestation report, which was filed in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed on May 2, 2005 (the “Form 10-K/A”), and has completed its review of the Company’s interim unaudited financial statements as of and for the three months ended March 31, 2005. Therefore, on May 10, 2005, D&T completed its auditing services for the Company and its appointment as the Company’s independent registered accounting firm ceased.

(b) The reports of D&T on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

(c) During the fiscal years ended December 31, 2003 and 2004 and through May 10, 2005, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(d) During the fiscal years ended December 31, 2003 and 2004 and through May 10, 2005, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except the following:

1. In connection with D&T’s audit of the Company’s financial statements for the fiscal year ended December 31, 2003, D&T formally advised the Company’s management and Audit Committee of certain deficiencies in the design or operation of the Company’s internal control over financial reporting that constituted a material weakness. Such deficiencies included the design of controls and processes surrounding timely reconciliation of accounts and supervision and monitoring of staff who have significant roles in internal control over financial reporting.

2. In October 2004, D&T formally advised the Company’s management and Audit Committee that the Company had material weaknesses in its internal control over financial reporting related to the design of controls surrounding the recording of revenues for sales denominated in foreign currencies, royalty revenues and sales commissions, and change control processes surrounding critical electronic financial systems.

3. In connection with D&T’s audit of the Company’s internal control over financial reporting as of December 31, 2004, D&T formally advised the Company’s management and Audit Committee that the Company has material weaknesses in its internal control over financial reporting. These material weaknesses, which are more fully described in the Form 10-K/A, include (a) the Company’s culture did not establish and promote an environment that results in effective internal control over financial reporting and the generation of reliable financial statements; (b) the Company lacks an adequate entity level risk assessment process to identify and consider the implications of relevant risk; (c) the Company’s information systems do not appropriately address the requirements necessary for preparation of timely and accurate financial reports and do not sufficiently support the finance function; and (d) the Company lacks sufficient and specialized technical accounting personnel. As a result of these material weaknesses, D&T concluded in its attestation report that is included in the Form 10-K/A that the Company has not maintained effective internal control over financial reporting as of December 31, 2004.

4. The Company and the Audit Committee are committed to remediating the weaknesses in the Company’s internal control over financial reporting described above. The Form 10-K/A describes the steps taken or to be taken to address these matters.

5. The Company’s management and Audit Committee have discussed the matters described in paragraph 1 through 4 above with D&T. The Company has authorized D&T to respond fully to the inquiries of the successor independent registered public accounting firm concerning the matters described in such paragraphs.

(e) The Company has provided a copy of this Form 8-K/A to D&T and requested D&T to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K/A, and, if not, identifying the statements with which it does not agree. D&T’s letter is filed as Exhibit 16.1 to this Form 8-K/A.

(f) The Audit Committee is actively engaged in a search for D&T’s replacement with the expectation of retaining a new independent registered public accounting firm prior to filing the Company’s Form 10-Q for the second quarter ending June 30, 2005. The Company will report the engagement of a successor independent registered public accounting firm in a subsequent Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Deloitte & Touche LLP, dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: May 16, 2005	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer